Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Equitable Financial Corps.
Grand Island, NE

We consent to the incorporation by reference in Registration Statements No. 333-129969 and No. 333-139040 on Form S-8 of Equitable Financial Corp. of our report dated September 25, 2007 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-KSB of Equitable Financial Corp. for the year ended June 30, 2007.

McGladrey & Pullen, LLP

Omaha, Nebraska
September 25, 2007